                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


            THIS AGREEMENT (the "Agreement"), dated effective as of the 21st day of January, 1998, by and among AMR CORPORATION ("AMR"), a Delaware corporation, and AMERICAN AIRLINES, INC. ("American"), a Delaware corporation, each of which has its principal office at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 (collectively with their successors or assigns permitted under this Agreement, the "Company"), and ROBERT L. CRANDALL, who currently resides at 5243 Park Lane, Dallas, Texas 75220 ("Executive").

                              W I T N E S S E T H :

            WHEREAS, the Company and the Executive originally entered into this Employment Agreement as of January 1, 1988, which Employment Agreement has subsequently been amended five times, and the parties desire to restate the Employment Agreement, as so amended, in its entirety; and

            WHEREAS, Executive is presently acting as the Chairman, President and Chief Executive Officer of AMR, the Chairman and Chief Executive Officer of American and Chairman of AMR's other operating subsidiaries; and

            WHEREAS, on January 1, 1988, the Board of Directors of AMR (the "Board") decided that Executive had played a pivotal role in the successes of AMR, American and AMR's other subsidiaries, and that the retention of Executive until his retirement was critical to the future success of AMR, American and AMR's other subsidiaries; and

            WHEREAS, on January 1, 1988, the Board and the Company decided to continue to employ Executive as Chairman, President and Chief Executive Officer of AMR and American and Chairman of AMR's other operating subsidiaries for the period from January 1, 1988 through December 31, 1992 and the Board and Company desire to have the right, subject to Executive's consent, to extend such employment to December 31, 2000 (the end of the year in which Executive attains age 65) on similar terms; and

            WHEREAS, on March 15, 1995, the Executive relinquished his position as President of American; and

            WHEREAS, the Company and the Executive have agreed to extend the Agreement through December 31, 2000;and

            WHEREAS, the Company and the Executive desire to have the Executive continue to serve the Company in the capacities and upon the terms and conditions hereinafter set forth; and

            WHEREAS, the Company has, pursuant to Paragraph 1.1(h) of Schedule A, deposited all the shares of Deferred Stock in the Trust contemplated by such Paragraph; and

            WHEREAS, the Company and Executive desire to amend and restate the terms and conditions of such employment in this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

            1. Term of Employment.

            The Company hereby employs the Executive, and Executive hereby accepts such employment by the Company, in the positions and with the duties and responsibilities set forth in Section 2 and upon such other terms and conditions as are hereinafter stated, for the period commencing on January 1, 1988, and except as otherwise provided herein, ending on the earlier to occur of (i) December 31, 2000, or (ii) the termination of Executive's employment.

            2. Position and Duties.

            During the Term of Employment, Executive shall be employed as, and perform the duties of, President and Chief Executive Officer of AMR and Chief Executive Officer of American (with due recognition of Executive's performance of duties as President of American from January 1, 1988, through March 15,
1995), in each case subject to the election provisions and other terms of the by-laws of AMR and American. Subject to his election as such, Executive shall serve during the Term of Employment as a Director on, and Chairman of, the Board, the board of directors of American (the "American Board") and the board of directors of each of AMR's other operating subsidiaries, if requested to do so, and to serve as a member of the Executive Committee of the Board and the Executive Committee of the American Board and as a member of any other Committee of the Board, the American Board or the board of directors of any other operating subsidiary of AMR to which Executive may be elected or appointed.

            In carrying out his duties under this Agreement, Executive shall report directly to the Board. During the Term of Employment, Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the

Company, provided, however, that Executive may from time to time engage in such other pursuits, including (without limitation) personal legal, financial and business affairs and outside board memberships, as shall not interfere with the proper performance of his duties and obligations under the terms hereof.

            3. Compensation and Other Benefits.

            Subject to the provisions of this Agreement, the Company shall provide the following compensation and other benefits to Executive during the Term of Employment:

            (a) Base Salary. The Company shall pay Executive a base salary (as increased from time to time, the "Base Salary") at an annualized rate of not less than $790,000 (the same rate as Executive's current annualized rate as of December 31, 1997), at such intervals as apply to other senior officers of the Company, but at least as frequently as monthly. Such Base Salary shall be reviewed by the Board at least as often as the compensation of other senior officers is reviewed, and may be increased (but not decreased), in the sole discretion of the Board, at any time. Increases, once granted, will not be subject to revocation.

            Notwithstanding the above, Executive may elect, in accordance with and subject to the provisions of any applicable Company deferral plan or arrangement, to defer all or part of the Base Salary payable for any period.

            (b) Annual Incentive Compensation. For each year during the Term of Employment, Executive shall have an annual incentive compensation (f) opportunity under the Company's Incentive Compensation Plan for Officers and Key Employees for such year (as amended from time to time and including any successor plan or arrangement) equal to 100% of Executive's Base Salary for such year (the same rate as Executive's current incentive compensation opportunity as of December 31, 1997). The actual amount of such incentive compensation payment shall be determined by the Board, in its sole discretion, but, stated as a percentage of annual incentive compensation opportunity, shall not be less than the average percentage of annual incentive compensation opportunity payable to the Company's other senior officers based on the actual amounts awarded to such group. Subject to the provisions of Section 4 below, such amount shall be paid to Executive within 120 days after the end of the year for which awarded, unless payment is timely deferred by Executive under any applicable Company deferral plan or arrangement.

            (c) Long Term Incentive Compensation. During the Term of Employment, Executive shall also be entitled to participate in AMR's 1988 Long Term Incentive Plan (the "1988 LTIP"), 1979 Stock Option Plan and 1985 Restricted Stock Incentive Plan and in any other long term equity or incentive compensation plan or arrangement that the Company may hereafter adopt in which senior executives of the Company are generally eligible to participate.

         (i) In this connection, the Compensation Committee of the Board: has made, as of January 20, 1988, a special retention grant to Executive of 355,000 shares of Deferred Stock, subject to shareholder approval of the 1988 LTIP, in recognition of Executive's past and anticipated future leadership and contributions, and

         (ii) has amended certain provisions of Executive's existing stock option and restricted stock grants,

in each case subject to the terms and conditions set forth in attached
Schedule A.

         (d) Pension Benefits. During the Term of Employment, Executive shall also be entitled to continuing pension accrual credit under and subject to the terms of the Company's tax-qualified and supplemental pension plans (including any successors thereto), subject, in the case of the tax-qualified plan(s), to the applicable limitations of ERISA, provided, however:

         (i) that pensionable compensation, for purposes of the Company's Supplemental Executive Retirement Plan ("SERP") and this Agreement, shall be determined under the rules and definitions in effect under the SERP as of January 1, 1988 or the time of termination, whichever are more favorable to Executive;

         (ii) that Executive's annual accrual rate under the SERP shall be 2.7% for each year of credited service after January 1, 1988, under the terms of the Company's tax qualified pension plan;

         (iii) Executive shall receive additional years of credited service under the terms of the Company's tax qualified and supplemental pension plans (including any successors thereto) in accordance with the following table:

                                                          Age at Retirement
                                                     ----------------------------
                                                     60       61       62      63
                                                     --       --       --      --
                           Additional Years
                           of Credited Service:       2        4        7       10

         (iv) that Executive shall have the right to elect to have a 50% annual survivor benefit paid to his designated beneficiary for life, commencing no later than 30 days after the death of Executive, subject to the applicable actuarial adjustment provisions of the SERP in effect under the terms of the SERP as of January 1, 1988, or, if more favorable to Executive, those in effect under the terms of the SERP at the time of termination; and

         (v) that the Company shall make such arrangements as it deems appropriate with respect to the availability of funds to pay such supplemental non-qualified pension benefits through use of a trust or annuities, provided that, if so requested by Executive, the Company shall enter into a grantor ("rabbi") trust arrangement with respect to such benefits, if, in the opinion of counsel to the Company, such arrangement does not result in the immediate taxation of such benefits at the time at which such trust is funded.

         (e)       Other Benefit Programs.

         (i) During the Term of Employment, Executive shall be eligible to participate in all other employee benefit plans and programs made available to senior executives of the Company at its expense, as such programs may be in effect from time to time, including, without limitation, any group or split dollar life insurance, accidental death and dismemberment insurance, hospitalization, surgical and major medical coverage and short-term and long-term disability plans (subject to a $250,000 minimum annual benefit until age 65 for long term disability, with the premiums for such disability benefit coverage being paid by the Company on a basis that results in no after-tax current cost to Executive for such coverage).

         (ii) During the Term of Employment, the Company, in addition to any group life insurance and split dollar life insurance provided to Executive as of December 31, 1987 (which shall be continued pursuant to Section 3(e)(i) above), shall also provide Executive, on an after-tax no cost basis to Executive, with additional life insurance coverage through December 31, 1989, by means of an individual policy, a group policy or a combination thereof, in an amount no less than the amount of additional coverage in effect on December 31, 1987. Beginning on January 1, 1990 and for the balance of the Term of Employment, the additional coverage in effect on December 31, 1989 shall continue, but shall be reduced to two-thirds of such initial additional coverage for the calendar year 1990, and thereafter to one-sixth of such initial additional coverage.

         (iii) Subject to the coverage continuation provisions in Section 4, in the event of termination of Executive's employment with the Company,

                   Executive (or his legal representative, if Executive is disabled) shall have the right to assume, without any payment to the Company (other than any required premium reimbursement with respect to any policy having an underlying cash surrender value), and continue at his own expense, whatever individual policy or policies of life insurance are then maintained by the Company pursuant to
                   Section 3(e)(ii), plus any coverage under the Company's group or split dollar life insurance policy or policies pursuant to Section 3(e)(i) to the extent permitted thereunder.

         (f) Executive Benefits. In addition to the other compensation and benefits provided under Sections 3(a) through (e), during the Term of Employment, Executive shall be provided with the same type and level of travel and other executive benefits provided to Executive as of December 31, 1987 and such other executive benefits as are generally provided to other senior executives of the Company.

         (g) Vacation and Sick Leave. Executive shall be entitled to reasonable paid vacation and paid sick leave in accordance with the policies established from time to time by the Company and the Board, with the paid vacation allowance being at least four (4) weeks per calendar year, with no carryover of unused vacation from year to year.

         (h) Expense Reimbursement. The Company shall also reimburse Executive for all reasonable business travel, business entertainment and other business expenses properly incurred by him in the performance of his duties hereunder in accordance with the reimbursement policies established from time to time by the Company and the Board, and for any legal and related fees and expenses incurred by Executive with respect to the preparation and execution of this Agreement.

         (i) Impact of Deferrals of Salary and Bonus. For purposes of determining the opportunities and benefits provided to Executive pursuant to Sections 3(b), (c), (d), (e), (f) and (g), the annual salary and bonus of Executive shall be deemed to be the Base Salary and Annual Incentive Compensation computed under Sections 3(a) and (b) without regard to any deferrals of Base Salary or Annual Incentive Compensation under Section 3(a) or
(b); provided, however, that benefits provided to Executive pursuant to any tax-qualified plans shall be subject to any compensation limitations and other terms and conditions contained in such plans.

         4.  Termination of Employment.

         (a) Termination Due to Retirement, Death or Disability. In the event of termination of Executive's employment during the Term of Employment due to retirement at or after age 60, or death or Disability (as defined below), Executive or his estate or other legal representative, as the case may be, shall be entitled to:

         (i) Base Salary at the rate in effect at the date of termination through (x) in the case of Executive's retirement, the end of the month in which termination of employment occurs, and (y) in the case of termination due to death or Disability, the end of the six-month period following such termination of employment;

         (ii) any annual incentive compensation awarded for a prior year but not yet paid under Section 3(b), plus an annual incentive compensation award under Section 3(b) for the award year immediately preceding the date of termination if awards have not yet been made for such year, based on performance for such year, as determined by the Board, in its sole discretion;

         (iii) a pro rata annual incentive compensation award under Section 3(b) for the year of termination based on actual service and performance to the date of such termination or, if higher, such other amount as may be determined by the Board, in its sole discretion;

         (iv) subject to the terms and conditions of Schedule A, the payment of any Deferred Stock vested under Schedule A, and, subject to the terms and conditions of any future long term incentive grants, payment of any vested portion of such grants;

         (v) basic and supplemental pension benefit accruals under Section 3(d) above, based on Executive's years of credited service (including such additional years of credited service as provided pursuant to Section 3(d)(iii)), under the Company's tax qualified and supplemental pension plans (including any successors thereto);

         (vi) in the case of retirement, continuing retiree insurance coverage to the extent provided under the Company's plans and programs, provided, however, that Executive shall in any event be entitled to lifetime executive medical coverage under the Company's Executive Medical Expense Plan (or the equivalent thereof) on the same basis and to the same extent applicable to actively employed senior executives of the Company (but in no event on a basis less favorable to Executive than the coverage provided just prior to termination);

         (vii) in the case of termination due to Disability, continuation of the life insurance coverage provided under Section 3(e)(ii), and the hospitalization, surgical and major medical coverage provided under Section 3(e)(i), in each case at the level that would otherwise be in effect from time to time under this Agreement but for such termination of employment, for the six-month Base Salary continuation period specified in
                   Section 4(a)(i), provided, however, that Executive shall in any event be entitled (A) to lifetime executive medical coverage under the Company's Executive Medical Expense Plan (or the equivalent thereof) on the same basis and to the same extent applicable to actively employed senior executives of the Company (but in no event on a basis less favorable to Executive than the coverage provided just prior to termination), and (B) to additional life insurance coverage under Section 3(e)(ii) for the balance of the current Term of Employment determined without regard to such termination due to Disability (as and if extended under Section 1(b) prior to termination);

         (viii) travel benefits and American Airlines Admirals Club membership at the same level and to the same degree provided to actively employed senior executives of the Company generally; and

         (ix) any other rights and benefits provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

         For purposes of this Agreement, "Disability" shall mean the inability of Executive due to illness, accident or otherwise to perform his duties for any period of six consecutive months or for any period of eight months out of any twelve month period, as determined by an independent physician selected by the Company and reasonably acceptable to Executive (or his legal representative), provided that Executive does not return to work on substantially a full-time basis within 30 days after written notice from the Company of an intent to apply the Disability provisions of this Section 4(a).

         (b) Termination Without Cause. Subject to Section 4(d) below, in the event of a termination of Executive's employment by the Company without Cause during the Term of Employment, Executive shall be entitled to:

         (i) Base Salary at the rate in effect immediately prior to the occurrence of such event for the balance of the Term of Employment;

         (ii) any annual incentive compensation awarded for a prior year but not yet paid under Section 3(b), plus an annual incentive compensation award for the award year immediately preceding the date of termination if awards have not yet been made for such year in an amount equal to the three-year average percentage determined under Section 4(b)(iii) below multiplied by Executive's Base Salary rate at the end of such year;

         (iii) the equivalent of annual incentive compensation under Section 3(b) for the year of termination and thereafter through the end of the Base Salary continuation period specified in
                   Section 4(b)(i) (prorated for partial years), calculated in each case based on Executive's highest annual incentive award during the three years immediately preceding termination, stated as a percentage of the Base Salary in effect for the year for which awarded, and then applied to the Base Salary applicable under Section 4(b)(i) (but not less than 50% of the highest target bonus rate applicable to Executive during such prior three-year period, multiplied by the applicable annual Base Salary determined under Section 4(b)(i) above);

         (iv) subject to the terms and conditions of Schedule A, the payment of any Deferred Stock vested under Schedule A, and, subject to the terms and conditions of any future long term incentive grants, payment of any vested portion of such grants;

         (v) basic and supplemental pension benefit accruals under Section 3(d) above, based on Executive's years of credited service (including such additional years of credited service as provided pursuant to Section 3(d)(iii)), under the Company's tax qualified and supplemental pension plans (including any successors thereto), plus supplemental pension benefit accruals under Section 3(d) for the Base Salary continuation period specified in Section 4(b)(i), based on deemed service continuation and deemed continuation of pensionable compensation at the annualized equivalent of the Base Salary and annual incentive compensation amounts payable under Sections 4(b)(i) and (iii) above;

         (vi)      continuation of the life insurance coverage provided under
                   Section 3(e)(ii), and the hospitalization, surgical and major medical coverage and the short-term and long-term disability coverage provided under Section 3(e)(i), in each case at the level that would otherwise be in effect from time to time under this Agreement but for such termination of employment, for the Base Salary continuation period specified in Section 4(b)(i); provided, however, that Executive shall in any event be entitled to lifetime executive medical coverage under the Company's Executive Medical Expense Plan (or the equivalent thereof) on the same basis and to the same extent applicable to actively employed senior executives of the Company (but in no event on a basis less favorable to Executive than the coverage provided just prior to termination);

         (vii) travel benefits and American Airlines Admirals Club membership at the same level and to the same degree provided to actively employed senior executives of the Company generally; and

         (viii) any other rights and benefits available to Executive under the employee benefit plans and programs of the Company in effect immediately prior to his termination (or the equivalent thereof) at the same level and to the same degree provided to actively employed senior executives of the Company generally, for the Base Salary continuation period specified in Section 4(b)(i) (or longer, if and to the extent applicable under such plans and programs).

         (c) Termination by Executive for "Good Reason". Subject to Section 4(d) below, in the event of termination of employment by Executive for "Good Reason" during the Term of Employment, Executive shall be entitled to the same payments and other benefits that are provided under Section 4(b). For this purpose, Executive shall be entitled to terminate his employment for "Good Reason" if:

         (i) without Executive's written consent, one or more of the following events occurs:

                  (A) Executive is not appointed to or is otherwise removed from any office or position referred to in Section 2 for any reason other than in connection with the termination of his employment;

                  (B) Executive's Base Salary under Section 3(a) and/or his annual incentive compensation opportunity under
                           Section 3(b) is reduced for any reason other than in connection with the termination of his employment;

                  (C) the principal office of the Company is moved, without Executive's consent, to a location that is more than 50 miles from the City of Dallas, Texas;

                  (D) for any reason other than in connection with the termination of his employment, Executive suffers a significant reduction in the authority, duties and responsibilities associated with his position with the Company as described in Section 2 above, on the basis of which he makes a determination in good faith that he can no longer carry out such position in the manner contemplated at the time this Agreement was entered into by the parties;

                  (E) for any reason other than in connection with the termination of his employment, the Company asserts the intention to reduce or reduces either the supplemental pension benefits provided in Section 3(d) or the additional life insurance coverage provided in Section 3(e)(ii) below the level provided in this Agreement, other than pursuant to the terms of this Agreement, or the Company reduces any other benefit provided to Executive below the level of such benefit provided generally to actively employed senior executives of the Company, unless the Company agrees to fully compensate Executive for any such reduction, provided, in any event, that no such reduction will be effective without 30 days' prior written notice; or

                  (f) the Company otherwise breaches, or is unable to perform its obligations under, this Agreement.

         (ii) within 180 days following the date on which the occurrence of such event becomes known to Executive, Executive notifies the Board in writing (care of the Company) of the occurrence of such event;

         (iii) within 30 days following receipt of such written notice, the Board does not cure such event and deliver to Executive a written statement that it has done so; and

         (iv) within 60 days following the expiration of the 30-day period specified in clause (iii) above (without the occurrence of a cure and written notice thereof as described in clause (iii) above), Executive voluntarily terminates his employment with the Company.

         (d) Termination Without Cause or For Good Reason After a Change in Control. In the event of "Change in Control" (as defined in the Executive Termination Benefits Agreement between the Company and Executive dated September 18, 1985, as amended, hereinafter referred to as the "Termination Benefits Agreement"), and a termination of Executive's employment by the Company without Cause or Executive for "Good Reason" thereafter, then:

         (i) the salary and annual incentive amounts payable under Sections 4(b)(i) and (iii) above shall be offset on a dollar for dollar basis by any salary or annual incentive amounts payable under the Termination Benefits Agreement up to but not in excess of the amounts payable under Sections 4(b)(i) and (iii);

         (ii) Executive's stock options, Restricted Stock awards and Deferred Stock awards shall be governed by the terms of attached Schedule A, except to the extent that the Termination Benefits Agreement provides a greater benefit to Executive with respect to such items; and

         (iii) with respect to each other category or type of benefit payable under this Agreement and the Termination Benefits Agreement, the benefits and coverage provided under this Agreement shall be offset, on a category by category basis, by any amounts payable under the Termination Benefits Agreement.

         (e) Termination for Cause or Voluntary Termination. If, during the Term of Employment, the Company terminates Executive's employment for "Cause" (which shall be defined for purposes of this Agreement as gross dishonesty or willful misconduct, either of which is directly and materially harmful to the business of the Company or American) or Executive terminates his employment on his own initiative (other than as described in Section 4(a) or 4(c) above), Executive shall be entitled to:

         (i)       Base Salary through the date of termination of employment;

         (ii) any incentive compensation awarded for a prior year but not yet paid under Section 3(b) due to a deferral election;

         (iii) in the case of a voluntary termination not involving "Cause", the payment of any Deferred Stock vested under Schedule A, subject to the terms and conditions of Schedule A, and, in the case of any future long term incentive grants, payment of any vested portion of such grants, subject to the terms and conditions thereof.

         (iv) basic and supplemental pension benefit accruals under Section 3(d) above based on Executive's actual period of employment, and

         (v) any other rights and benefits provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

         5.        Covenants.

         (a) Covenant Not to Compete. During the term of his employment by the Company and, except in the event of a Change in Control as defined in the Termination Benefits Agreement, for a period of 24 months following the date of termination of Executive's employment (or, in the case of a termination by the Company without Cause or a termination by Executive for "Good Reason", the continuation period specified in Section 4(b)(i) if less than 24 months), Executive shall not, directly or indirectly, except when acting on behalf of or for the benefit of AMR, American or any other subsidiary of AMR or any affiliate of AMR (defined as an entity other than a subsidiary of which AMR directly or indirectly owns 20% or more of the ownership interests):

         (i) engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as an owner of less than 1% of the outstanding shares of any publicly-held class of stock) or in any other corporate or representative capacity, if such activity involves:

                  (A) managing or participating in the management of a commercial airline, certificated under Section 401 of the Federal Aviation Act;

                  (B) rendering services or advice pertaining to the types of activity described in Section 5(a)(i)(A);

                  (C) rendering services or advice pertaining to, or assisting any other entity to enter into, any other line of business that the Company, or any corporation, partnership or other entity owned wholly or in part by the Company, was actively conducting or actively considering during the last 24 months of Executive's employment with the Company in competition with AMR, American or any other subsidiary or affiliate of AMR in the United States;

         (ii) take any action to divert from AMR, American or any other subsidiary or affiliate of AMR, any business involving services or products marketed or under active consideration by AMR, American or any other subsidiary or affiliate of AMR, or any corporation, partnership or other entity owned wholly or in part by AMR, American or any other subsidiary or affiliate of AMR during the last 24 months of Executive's employment hereunder; or

         (iii) induce customers, agents, franchisees or other persons doing business with AMR, American or any other subsidiary or affiliate of AMR, to terminate, reduce or alter business with or from AMR, American or any other subsidiary or affiliate of AMR.

         Each provision of this Section 5 is intended by the parties to be a separate and divisible provision and if, for any reason, any such provision is held to be invalid or unenforceable, neither the validity nor the enforceability of any other subsection shall thereby be affected. It is the intention of the parties that the foregoing restrictions on Executive's future employment be reasonable in both duration and geographic scope. If for any reason any court of competent jurisdiction shall find such provisions unreasonable in duration or geographic scope, the prohibitions contained herein shall be effective to the fullest extent allowed under applicable law.

         (b) Covenants Regarding Other Employees. Executive agrees that so long as he is an employee of the Company and for the period described in Section 5(a) above, except when acting on behalf of AMR, American or any other subsidiary or affiliate of AMR, he shall not induce any person in the employment of AMR, American or any other subsidiary or affiliate of AMR, to (i) terminate such employment, (ii) accept employment with anyone other than AMR, American or any other subsidiary or affiliate of AMR or (iii) interfere with the business of AMR, American or any other subsidiary or affiliate of AMR.

         (c) Covenants to Protect Confidential Information. Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, divulge, disclose or make accessible to any other person or entity "Confidential Information", except (i) in the performance of his duties while employed by AMR, American or any subsidiary or affiliate of AMR (e.g., providing information to the Company's attorneys, accountants or banks) or (ii) when required to do so by the lawful order of a court of competent jurisdiction.

         For this purpose, "Confidential Information" shall mean all non-public information respecting the Company's business, including, but not limited to, its services, pricing, scheduling, products, research and development, processes, customer lists, marketing plans and strategies and financing plans, but excluding information that is, or becomes, available to the public (unless such availability occurs through an unauthorized act on the part of the Executive).

         Except as may be otherwise consented to in writing by the Company, Executive shall proffer to an appropriate officer of the Company, upon the termination of his employment under this Agreement, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and other documents, in each case containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by, Executive, then in his possession or subject to his control, except that Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

         (d) Remedy for Violation of Noncompetition or Confidential Information Provisions. Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if Executive breaches or threatens to breach the provisions of Section 5(a), (b) or (c) and therefore agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Sections and to specific performance of the terms of each of such Sections in addition to any other legal or equitable remedy it may have, provided that, in the event that the Company concludes that Executive has breached any covenant in this Section 5, the Company shall provide Executive 15 days' prior written notice of such claim and an opportunity to cure such alleged violation during such 15-day period. Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Section 5(a), (b) or (c) raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         6. Indemnification.

         Executive shall be indemnified by the Company to the extent provided in the Company's certificate of incorporation or by-laws.

         7. Withholding.

         Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         8. Resolution of Disputes.

         If a dispute arises regarding any termination of Executive's employment or the interpretation or enforcement of this Agreement, the parties agree to resolve such dispute by arbitration under the auspices of the American Arbitration Association.

         Such arbitration shall be held in Dallas, Texas (or in such other place as the parties may mutually agree to), and shall be governed by the then current rules of the American Arbitration Association. In this regard, the parties agree that:

         (i) such arbitration shall commence as promptly as possible after the 20th day following service of notice of a dispute by one party on the other;

         (ii) that the arbitrator(s) shall have no authority to order a modification or amendment of this Agreement; and

         (iii) that the decision of the arbitrator(s) shall be final and binding upon the parties thereto.

         All legal and other fees and expenses, including, without limitation, any arbitration expenses, incurred by Executive in connection with any such dispute or otherwise in successfully (in whole or in part) contesting or disputing any termination or in seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing any right or claim shall be paid by the Company, to the extent permitted by law.

         In the event that the Company refuses or otherwise fails to make a payment when due and it is ultimately decided that Executive is entitled to such payment, such payment shall be increased to reflect an interest factor, compounded annually, equal to the prime rate in effect as of the date the payment was first due plus two points. For this purpose, the prime rate shall be based on the rate identified by Chase Manhattan Bank, N.A. as its prime rate as of the relevant date.

         9. Assignability; Binding Nature.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

         No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

         No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

         10. Entire Agreement; Amendment or Waiver.

         This Agreement and the schedules attached hereto (which are incorporated herein and which shall be treated as part hereof), together with the Termination Benefits Agreement between the Company and Executive dated September 18, 1985 (as amended to date, and any successor thereto) and any stock option and restricted stock agreements previously executed by the Company and Executive with respect to prior awards granted to Executive, contain the entire agreement between the parties hereto concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and Executive with respect thereto.

         No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by Executive and a duly authorized officer of the Company. No waiver by either party hereto of any breach by the other party or any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

         11. Severability.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable, in whole or in part, for any reason, 19. the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         12. Governing Law.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas without reference to the principles of conflict of laws.

         13. Notices.

         Any notice given to either party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

         If to the Company or to the Board:

             AMR Corporation
             4333 Amon Carter Boulevard
             Fort Worth, Texas  76155
             Attn:  Secretary

         With copies to:

             American Airlines, Inc.
             4333 Amon Carter Boulevard
             Fort Worth, Texas  76155
             Attn:  Secretary
         and

             AMR Corporation
             4333 Amon Carter Boulevard
             Fort Worth, Texas  76155
             Attn:  General Counsel

         If to the Executive:

             Robert L. Crandall
             5243 Park Lane
             Dallas, Texas  75220

         14. Headings.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         15. Counterparts.

         This Agreement may be executed in two counterparts.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMERICAN AIRLINES, INC.                           AMR CORPORATION



By:                                               By:
   -----------------------------                     ---------------------------
       Anne H. McNamara, its                         Anne H. McNamara, its
       Senior Vice President and                     Senior Vice President and
       General Counsel                               General Counsel




                                                     --------------------------
                                                     Robert L. Crandall

Schedule A

         1.1      Special Retention Grant.

         The Compensation Committee of the Board hereby grants to Executive as of January 20, 1988, subject to the approval of the 1988 Long Term Incentive Plan (the "1988 LTIP") by the Company's stockholders at the 1988 annual meeting, 355,000 deferred shares of AMR Common Stock, $1.00 par value ("Deferred Stock"), under Section 8 of the 1988 LTIP, subject to the terms of the 1988 LTIP and the following terms and conditions:

         (a)       Vesting.

         (i) The Deferred Stock covered by this special retention grant shall vest in equal installments at the rate of 12.5% for each full year of employment with the Company after December 31, 1987 (with prorated vesting credit for each full month of employment in any partial year, subject to shareholder approval of the 1988 LTIP for months prior to May 1988).

         (ii) The vesting of the Deferred Stock granted hereunder shall be partially accelerated so that such Deferred Stock vests at the rate of 20% for each full year of employment with the Company after December 31, 1987 (with prorated vesting credit for each full month in any partial year, subject to shareholder approval of the 1988 LTIP for months prior to May
                   1988), in the event of Executive's termination due to death or Disability.

         (iii) The vesting of the Deferred Stock granted hereunder shall be fully accelerated in the event of:

                    (1) termination of Executive's employment with the Company due to Executive's early retirement prior to December 31, 1995, with the express consent of the Board for purposes of the vesting acceleration provisions of this Deferred Stock award;

                    (2) termination of Executive's employment with the Company by the Company without Cause or by Executive for "Good Reason" (as defined in Section 4(c) above); or

                    (3) a "Change in Control" of AMR, or a "Potential Change in Control" of AMR, as defined under the 1988 LTIP.



                                      (i)

         (iv) In the event of termination of employment, any shares of Deferred Stock not otherwise vested under this Paragraph 1.1(a) at or prior to the effective date of such termination shall be forfeited.

         (v) If Executive is terminated by the Company for Cause, all shares of Deferred Stock otherwise vested under this Paragraph 1.1(a) but not yet distributed to Executive under Paragraph 1.1(b) below shall be forfeited.

         (b)       Distribution of Vested Deferred Stock.

         Unless further deferred by Executive pursuant to a timely election under Paragraph 1.1(c), Deferred Stock, if and to the extent vested under Paragraph 1.1(a), shall be distributed to Executive within 30 days of his termination of employment with the Company, subject, in the event of a Change in Control, to the provisions of Section 11 of the 1988 LTIP with respect to cashouts. In the event of Executive's death, any Deferred Stock that vests by reason of such death, and any other vested Deferred Stock not yet issued and distributed to Executive, shall be issued and distributed to Executive's designated beneficiary (or, in the absence of an effective beneficiary designation, Executive's estate) within 60 days after the Compensation Committee is notified of such death, unless Executive otherwise elects in writing prior to death, subject to the approval of the Compensation Committee.

         (c)   Elective Deferral.

         Notwithstanding the provisions of Paragraph 1.1(b), the Executive may, at any time prior to his termination of employment, elect in writing to voluntarily defer receipt of any distribution otherwise payable under Paragraph 1.1(b) in the manner specified in such election (the "Elective Deferral Period"); provided, however, that any election received by the Company within 60 days of the date on which such termination occurs shall be void and without effect (e.g., if the Executive terminates his employment on July 1, 1998, an election received by the Company after May 1, 1998, shall have no effect). Any distribution deferred pursuant to this Paragraph 1.1(c) shall be made to the Executive (or his designated beneficiary or, in the absence of an effective designation, his estate) within 30 days after the end of the applicable Elective Deferral Period.

         (d)   Minimum Payment Provision.

         Executive shall be entitled, with respect to the vested portion (if any) of the Deferred Stock granted hereunder up to and including the date on which such vested portion first becomes payable under Paragraph 1.1(b) above (extended up to six months to reflect any then applicable holding period for purposes of Section 16(b) of the Securities Exchange Act of 1934), to a supplemental payment in cash (subject to any applicable elective deferral), if




                                      (ii)
and to the extent that, on such date, the fair market value of the shares covered by such vested portion is less than $33.20 multiplied by the number of vested shares involved.

         (e) Payment of Dividend Equivalents; Voting Rights.

         Amounts equal to (i) any dividends declared per share on the AMR's Common Stock during each calendar quarter from the effective date of grant until issuance to, or forfeiture by, Executive of the shares covered by this Deferred Stock award, multiplied by (ii) the number of undistributed and unforfeited shares covered by this award as of the dividend date for such quarter shall be payable to Executive on a deferred basis in the form of deferred cash (with an interest adjustment from the dividend payment date at a rate not less than the deemed earnings rate then applicable generally to deferrals of base salary by actively employed senior executives of the Company), subject to the same vesting and other terms and conditions that apply to the related shares of Deferred Stock with respect to which such dividend equivalents were payable. Executive shall have no voting rights with respect to the shares of Deferred Stock covered by this award unless and until such shares are actually issued to Executive.

         (f) Transfer Restrictions.

         This Deferred Stock award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process.

         (g) Miscellaneous.

         The terms of this Deferred Stock award (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Texas, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and Executive.

         The Company shall not be required to issue shares pursuant to this award unless and until (a) such shares have been duly listed upon each stock exchange on which the Company's Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective, provided, however, that Executive, by written notice, may require the Company to so register such shares at its expense, and, if the Company fails to so register such shares or such registration is ineffective for any reason, Executive shall have the right, on 30 days' written notice to the Company, to "put" any vested unregistered shares covered by this Deferred Stock Award to the Company for a price equal to such vested shares' then




                                      (iii)
current fair market value, provided that such right may only be exercised during the first 30 days after distribution of the vested shares in question to Executive pursuant to Paragraph 1.1(b) above.

         The Compensation Committee may require Executive to furnish to the Company, prior to the issuance of any shares of Common Stock in connection with this award, an agreement, in such form as the Committee may from time to time deem appropriate, in which Executive represents that the shares acquired by him under the award are being acquired for investment and not with a view to the sale or distribution thereof.

         The General Counsel of the Company shall be authorized to make such arrangements (if any) as he deems appropriate with respect to creating any trust arrangement with respect to the Deferred Stock award.

         This award is made pursuant to the 1988 LTIP and is subject to all of the terms and provisions of the 1988 LTIP as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the 1988 LTIP.

         (h) Creation of Rabbi Trust.

         The Company and Executive are parties to an Irrevocable Executive
Trust Agreement, a copy of which is attached hereto as Exhibit 1, pursuant to which the Company has deposited into a grantor trust (the "Trust") the Deferred Stock that has vested pursuant to Paragraph 1.1(a)(1) of this Schedule A, together with amounts credited to Executive as dividends or dividend equivalents paid or accrued on such Deferred Stock. By reason of such deposit, the Company has been relieved of any obligation to deliver Executive AMR Common Stock in respect of the Deferred Stock that has vested. Instead, the Company shall be obligated to deliver to Executive an amount, in cash, equal to the value of the assets of the Trust.

         Given Executive's economic interest in the performance of the Trust and recognizing that Executive has no legal claim to the assets of the Trust (other than as a general unsecured creditor), the Company agrees that it will cause the Trustee to provide Executive with a copy of each accounting of the Trust (or will provide Executive with a copy thereof within 2 business days after its receipt thereof from the Trustee) and will deliver to the Trustee any objection to such accounting that Executive delivers to the Company in writing within 45 days of delivery of a copy of such accounting to Executive, unless upon review the Company determines Executive's objections to be without merit.

         The amount payable to Executive hereunder shall be distributed to Executive within 30 days of his termination of employment with the Company or within 30 days of such later date or dates as may be specified under an elective





                                      (iv)
deferral made by Executive under Paragraph 1.1(c) of this Schedule A, subject to earlier distribution, including in the event of a Change in Control, in accordance with the terms of the Irrevocable Executive Trust Agreement (which are incorporated herein and made a part hereof).

         1.2  Amendments to Stock Option Grants Outstanding as of
              January 20, 1988.

         Any AMR stock options held by Executive as of January 20, 1988 shall be amended to provide for accelerated vesting, and a post-termination exercise period of three years (or, if shorter, until the expiration of the option's original term), in the event of termination due to retirement, Disability or death, termination by the Company without Cause or "Good Reason" termination by Executive; to cancel such options on termination for Cause; and to provide for accelerated vesting and cashout (or limited SARs) on Change in Control.

         1.3 Amendments to Restricted Stock Grants Outstanding as of January 20, 1988.

         Any Restricted Stock grants held by Executive as of January 20, 1988 shall be amended to provide for accelerated vesting on termination by the Company without Cause or "Good Reason" termination by Executive, and accelerated vesting and cashout on Change in Control.




                                      (v)